UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K/A
Amendment No. 1
to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 12, 2012
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 267-7000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Current Report on Form 8-K dated October 12, 2012 and filed on October 15, 2012, by PG&E Corporation and Pacific Gas and Electric Company (the “Utility”) is hereby amended solely to restate the parenthetical included in the first sentence of the third paragraph of the section entitled “California Public Utilities Commission (“CPUC”) Rulemaking Proceeding” so that the sentence reads as follows:

In general, the ALJ recommends approval of the Utility’s plan, but proposes to limit recovery of expenses to $166.6 million (plus two months of expenses in 2012 assuming an effective date of November 1, 2012) and to limit recovery of capital expenditures to $1 billion.

No other amendments are being made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: October 15, 2012	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: October 15, 2012	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary